UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

WAITR HOLDINGS INC.
214 Jefferson Street, Suite 200
Lafayette, Louisiana 70501

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 6, 2022

Dear Waitr Holdings Inc. Stockholder:

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders (the “Special Meeting”) of Waitr Holdings Inc., a Delaware corporation (the “Company”), will be held via live webcast on Thursday, October 6, 2022, at 10:00 a.m. EDT. To participate in the Special Meeting, visit http://www.viewproxy.com/waitrappsm/2022 to register in advance of the meeting. You may enter the Special Meeting as early as 9:45 a.m. EDT on October 6, 2022, using the unique join link and password provided in the confirmation email you receive after registering. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Special Meeting, as described in the Proxy Statement. You will be able to access our stockholder list during the whole time of the Special Meeting through an electronic link provided in the live webcast.

The Special Meeting is for the following purpose, as proposed by our Board of Directors and more fully described in the Proxy Statement accompanying this notice:

•	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion.

The principal reason that the authority to effect the reverse stock split is being sought by our Board of Directors is that the Board of Directors believes it likely will be necessary to ensure a share price high enough to satisfy the continued listing requirements of the Nasdaq Capital Market, although there can be no assurance that the trading price of our Common Stock would be maintained at such level or that we will be able to maintain any such listing of our common stock on the Nasdaq Capital Market in the future. To maintain listing, the Nasdaq Listing Rules require, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share (the “Bid Price Rule”). If the Company does not regain compliance with the Bid Price Rule prior to January 23, 2023, we expect that Nasdaq will provide written notification to the Company that its common stock will be delisted. On August 5, 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $0.47 per share.

Only stockholders of record at the close of business on August 15, 2022 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed Proxy Card.

By Order of the Board of Directors,

/s/ Carl A. Grimstad

Carl A. Grimstad
Chairman and Chief Executive Officer

Lafayette, Louisiana
August 22, 2022

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 6, 2022:

The Proxy Statement is available at https://www.viewproxy.com/waitrappsm/2022. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before August 22, 2022.

WAITR HOLDINGS INC.
214 Jefferson Street, Suite 200
Lafayette, Louisiana 70501

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 6, 2022

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Waitr Holdings Inc. (“Waitr,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) or at any adjournment or postponement thereof. The Special Meeting will be held via live webcast on Thursday, October 6, 2022 at 10:00 a.m. EDT. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before August 22, 2022 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on August 15, 2022 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before August 22, 2022. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please vote over the Internet and follow the instructions for electing electronic delivery. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Special Meeting.

What am I being asked to vote on?

You are being asked to vote on the following proposal:

•	the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet or by telephone, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split.

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is August 15, 2022. You are entitled to vote at the Special Meeting only if you were a Waitr stockholder at the close of business on that date, or if you hold a valid proxy for the Special Meeting. You are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting. At the close of business on the Record Date, there were 190,780,722 shares of common stock issued and outstanding and entitled to vote at the Special Meeting.

A list of registered stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting, during regular business hours, for a period of 10 days prior to the Special Meeting, at the Company’s principal place of business at 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. For health and safety reasons related to the COVID-19 pandemic, we respectfully request that you schedule an appointment to review the list of registered stockholders entitled to vote at the Special Meeting by sending an email to: annette.finch@waitrapp.com. The list of registered stockbrokers will be available for inspection during the whole time of the Special Meeting on a reasonably accessible electronic network through an electronic link provided in the live webcast.

How can I attend the Special Meeting?

The Special Meeting will be virtual, rather than in person. You are entitled to attend the Special Meeting only if you were a Waitr stockholder as of the Record Date or you hold a valid proxy for the Special Meeting. If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the “stockholder of record” with respect to those shares. You will be able to attend the Special Meeting by first registering at https://www.viewproxy.com/waitrappsm/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Special Meeting in person.

If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Special Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Alliance Advisors, LLC (“Alliance”) at virtualmeeting@viewproxy.com no later than 11:59 p.m. EDT on October 5, 2022. After contacting Alliance, you will receive an e-mail prior to the Special Meeting with a link and instructions for attending the Special Meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Special Meeting using the virtual meeting website. Stockholders can also listen to the Special Meeting over the phone by following the instructions that will be available on the day of the Special Meeting at https://www.viewproxy.com/waitrappsm/2022/vm.

How can I ask questions at the Special Meeting?

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Special Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Special Meeting, and we intend to answer pertinent questions submitted, as time permits.

Where can I get technical assistance?

Technical support in connection with the virtual meeting platform will be available by telephone or e-mail at VirtualMeeting@viewproxy.com or call (866) 612-8937, beginning at 8:00 a.m. EDT on October 6, 2022 through the conclusion of the Special Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Special Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Special Meeting.

How many shares must be present or represented to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. A majority of the voting power of all outstanding shares of common stock entitled to vote, present virtually or represented by proxy, will constitute a quorum. If a quorum is not present at the Special Meeting, no business can be transacted at that time, and the meeting will be adjourned or postponed to a later date. A stockholder’s instruction to abstain will be counted as present for purposes of determining quorum. See “What is an abstention and how will abstentions be treated?” below for an explanation of abstentions.

What is the difference between a “stockholder of record” and a “street name” holder?

As described above, if your shares of our common stock are registered directly in your name with Continental, you are considered the “stockholder of record” with respect to those shares. If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Special Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•	By Internet: You can vote over the Internet at www.fcrvote.com/WTRHSM. Have your Notice of Internet Availability of Proxy Materials or proxy card available;

•	By Telephone: You can vote by telephone by calling 1-866-402-3905. Have your Notice of Internet Availability of Proxy Materials or proxy card available when you call; or

•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting for eligible stockholders of record will close at 11:59 p.m. EDT on October 5, 2022. The giving of an Internet or telephone proxy will not affect your right to vote virtually at the Special Meeting should you choose to attend. If you choose to attend the Special Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from your bank, broker or other nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares virtually at the Special Meeting, you must obtain a valid proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Special Meeting. See “How can I attend the Special Meeting?” above.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Special Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing written notice of revocation to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, prior to or at the Special Meeting; or

•	attending the Special Meeting and voting virtually.

Your most recent proxy submitted by proxy card, telephone or Internet is the one that is counted. Your attendance at the Special Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Special Meeting and voting virtually.

How many votes are needed to approve the proposal?

The following table summarizes the votes needed to approve the proposal, the effect of abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?

Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split	Majority of Shares of Common Stock Issued and Outstanding	Yes	Yes

Under our second amended and restated bylaws (the “Bylaws”) and our third amended and restated certificate of incorporation (“Certificate of Incorporation” or “Charter”) and in accordance with the Delaware General Corporation Law (“DGCL”), the amendment of our Certificate of Incorporation proposal requires the affirmative vote of a majority of the shares of our common stock issued and outstanding and entitled to vote. An abstention on the proposal to amend the Certificate of Incorporation will have the same effect as a vote “AGAINST” the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not provide voting instructions with regard to a proposal which is not “discretionary.” If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under the New York Stock Exchange rules governing brokers to vote your shares on the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split proposal. As your broker has “discretionary voting” authority, there will be no “broker non-votes” with respect to the proposal being voted upon.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on the proposal. An abstention on the proposal to amend the Certificate of Incorporation will have the same effect as a vote “AGAINST” the proposal.

Who will count the votes?

We have engaged Alliance as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Alliance for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Alliance on behalf of all its clients. Alliance will serve as Inspector of Elections at the Special Meeting.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Special Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendation is indicated on page 1 of this Proxy Statement, as well as with the description of the proposal in this Proxy Statement.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

The Company has engaged Alliance to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $100,000 in total.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each proxy card or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN ONE-FOR-FIVE (1:5) AND ONE-FOR-TWENTY (1:20), WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD IN ITS SOLE DISCRETION

Overview

The reverse stock split proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect a reverse stock split (without reducing the number of authorized shares of our common stock), if, and when determined by our Board in its sole discretion. Our Board has deemed it advisable, and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-five (1:5) and one-for-twenty (1:20) (the “Split Ratio Range”), in the form set forth in Appendix A to this proxy statement.

If we receive the required stockholder approval, our Board will have the sole authority to elect, at any time prior to August 31, 2023, whether or not to effect a reverse stock split. Even with stockholder approval of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the DGCL, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation at the Special Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Listing Rules require, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share (the “Bid Price Rule”). On August 5, 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $0.47 per share.

On January 26, 2022, we received written notice from the Nasdaq Listing Qualifications staff of the Nasdaq Stock Market, indicating that the minimum bid price of our common stock had closed at less than $1.00 per share over the last 30 consecutive business days, and as a result, did not comply with the Bid Price Rule. In accordance with the Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days, or until July 25, 2022, to regain compliance with the Bid Price Rule. We did not regain timely compliance with the Bid Price Rule and, accordingly, to obtain an additional 180-day compliance period to satisfy the Bid Price Rules (until January 23, 2023), we transferred our Nasdaq Stock Market listing from the Nasdaq Global Select Market tier to the Nasdaq Capital Market tier effective on July 28, 2022, and provided the Nasdaq Stock Market written notice of our intent to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Bid Price Rule prior to January 23, 2023, we expect that Nasdaq will provide written notification to the Company that its common stock will be delisted.

At our Annual Meeting on June 23, 2022, the stockholders did not approve the proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion. As the Company believes that the continued listing on the Nasdaq Stock Market is in the best interests of its stockholders, the Company is once again seeking stockholder approval to approve the reverse stock split proposal to be voted upon at the Special Meeting.

Our Board is seeking stockholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock to or above $1.00 per share to avoid further action by the Nasdaq Stock Market, in the event we are not able to satisfy the Bid Price Rule before January 23, 2023. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under the existing Amended and Restated 2018 Omnibus Incentive Plan.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before January 23, 2023, we expect our common stock to be subject to a delisting action by the Nasdaq Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization or stockholders’ equity criteria required to maintain our listing on the Nasdaq Capital Market.

If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for the Nasdaq Capital Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934 (“Exchange Act”) and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the reverse stock split, our Board reserves the right not to effect the reverse stock split if, in our Board’s opinion, it would not be in the best interests of the Company or our stockholders to effect such reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market;

•	we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of authorized common stock, thereby increasing the number of available and unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On August 5, 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $0.47 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve granting our Board the authority to amend our Certificate of Incorporation to effect a reverse stock split, and if our Board decides to effectuate such amendment, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, in accordance with the Split Ratio Range, from 190,780,722 shares as of the record date to between and including 38,156,144 shares and 9,539,036 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the ratio approved by Board within the Split Ratio Range.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. We expect that after the amendment to our Certificate of Incorporation is filed, Continental, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (i) stock options to purchase an aggregate of 9,632,717 shares of our common stock with exercise prices ranging from $0.04 to $9.05 per share and (ii) warrants to purchase an aggregate of 586,845 shares of our common stock with exercise prices of $8.52 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under the 2018 Incentive Plan would decrease by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and per-share net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the DGCL, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock. See “Security Ownership of Certain Beneficial Owners, Directors and Management” below.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required

The affirmative vote of a majority of our issued and outstanding shares of common stock entitled to vote is required to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors. An abstention on this proposal will have the same effect as a vote “AGAINST” the proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal, even if the broker does not receive voting instructions from you. Accordingly, there will be no “broker non-votes” on this proposal.

The Board recommends that you vote FOR the proposal to approve the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company Common Stock, if and when determined by the Board in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of August 15, 2022 by:

•	each person known by the Company to be the beneficial owner of more than five percent of our outstanding common stock;

•	each of the Company’s current directors and nominees and the named executive officers; and

•	all current executive officers and directors of the Company as a group.

Other than as set forth in the table below, we are not aware of any other person or entity that owns five percent or more of our common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, RSUs and/or other rights held by that person that are currently exercisable and/or exercisable or will be settled upon vesting within 60 days after August 15, 2022 are deemed outstanding.

The beneficial ownership of the common stock of the Company is based on 190,780,722 shares of common stock issued and outstanding as of August 15, 2022.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Officers (1)
Carl A. Grimstad (2)	9,572,397	4.8%
Armen Yeghyazarians (3)	33,333	*
Thomas C. Pritchard (4)	334,650	*
Mark D’Ambrosio (5)	270,406	*
David Cronin (6)	225,541	*
Jonathan Green (7)	16,822,441	8.7%
Charles Holzer	320,192	*
Buford Ortale	586,305	*
Pouyan Salehi	359,749	*
Steven L. Scheinthal	340,936	*
J. Daniel Schmidt	--	--
All Executive Officers and Directors as a group (13 individuals)	28,870,622	14.2%
5% or Greater Stockholders
Luxor Capital Group, LP (8)	31,930,059	16.3%
Lugard Road Capital Master Fund, L.P. (9)	16,802,662	8.7%

*	Less than 1%.
(1)	Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501.
(2)	The interests shown for Mr. Grimstad reflect shares of common stock underlying a currently exercisable option as of August 15, 2022, pursuant to his Option Agreement dated January 3, 2020.
(3)	The interests shown for Mr. Yeghyazarians include 33,333 shares of common stock that are issuable within 60 days after August 15, 2022 upon the partial vesting of RSUs.
(4)	The interests shown for Mr. Pritchard include 133,333 shares of common stock that are issuable within 60 days after August 15, 2022 upon the partial vesting of RSUs.
(5)	The interests shown for Mr. D’Ambrosio include 110,667 shares of common stock that are issuable within 60 days after August 15, 2022 upon the partial vesting of RSUs.
(6)	The interests shown for Mr. Cronin include 83,333 shares of common stock that are issuable within 60 days after August 15, 2022 upon the partial vesting of RSUs.
(7)	The interests held by Jonathan Green include 19,779 shares of common stock. In addition, Jonathan Green, as a managing member and controlling person of the general partner of Lugard Road Capital Master Fund, L.P. (“Lugard Master Fund”), may be deemed to beneficially own (i) 14,208,300 shares of common stock held by such fund and (ii) 2,594,362 shares of common stock issuable upon conversion of a convertible note held by such fund, convertible at the rate of $8.52 per share as of June 30, 2022. The business address of Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.
(8)	The interests held by Luxor Capital Group, LP (“Luxor Capital”) include (i) 27,000,000 shares of common stock and (ii) 4,930,059 shares of common stock issuable upon conversion of convertible notes held by investment funds affiliated with Luxor Capital (“Luxor Funds”). Luxor Capital may be deemed to beneficially own the shares held by each of the Luxor Funds. The business address of Luxor Capital is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.
(9)	The interests held by Lugard Master Fund include (i) 14,208,300 shares of common stock and (ii) 2,594,362 shares of common stock issuable upon conversion of a convertible note held by such fund, convertible at the rate of $8.52 per share as of June 30, 2022. Luxor Capital Group, as the investment manager of Lugard Master Fund, may be deemed to beneficially own the securities owned directly by Lugard Master Fund. The business address of Lugard Master Fund is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

ADDITIONAL INFORMATION

Stockholder Proposals

As previously stated in the Company’s definitive proxy statement for the annual meeting held on June 23, 2022 and filed with the SEC on May 6, 2022, stockholders who intend to have a proposal considered for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501 by no later than February 23, 2023 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2023 Annual Meeting of Stockholders, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 25, 2023 nor earlier than February 23, 2023 (assuming the meeting is held not more than 45 days before or after June 23, 2023). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.

In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials for the Special Meeting addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. We will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact the Company by phone at 1-337-534-6881 or by mail to Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Other Business

The Board knows of no other business that may come before the Special Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Availability of Materials

A stockholder may obtain a copy of our 2021 Annual Report on Form 10-K, as amended, free of charge, by visiting our website at investors.waitrapp.com. Any stockholder who would like a copy of our 2021 Annual Report on Form 10-K, as amended, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K, as amended, upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

APPENDIX A

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WAITR HOLDINGS, INC.

WAITR Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.	This Certificate of Amendment amends the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate”).

2.	Article IV of the Amended and Restated Certificate is hereby amended and restated in its entirety as follows:

Section 4.1   Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, of which 249,000,000 shares shall be common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares shall be preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2   Preferred Stock. The Board is hereby expressly authorized to provide for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3   Common Stock.

(a)   Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the stockholders generally are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).

Section 4.4   Rights and Options. The Corporation has the authority to create and issue rights, warrants, and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or series, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate, each [•]1([•]) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the transfer agent, as agent for the stockholders, will aggregate all fractional shares otherwise issuable to the holders of record of common stock and arrange for the sale of all fractional interests as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.	All other provisions of the Amended and Restated Certificate shall remain in full force and effect.

5.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Carl A. Grimstad, its Chief Executive Officer, this [ ] day of [           ], 2022.

By:
Carl A. Grimstad, CEO

1 The reverse stock split shall be at a ratio between one-for-five (1:5) and one-for-twenty (1:20).

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. WAITR HOLDINGS INC. Special Meeting of Stockholders October 6, 2022 at 10:00 AM EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WAITR HOLDINGS INC. The Stockholder(s) hereby appoint(s) Carl A. Grimstad and Thomas C. Pritchard, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Waitr Holdings Inc., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on October 6, 2022 and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://www.viewproxy.com/waitrappsm/2022 by 11:59 PM EDT on October 5, 2022. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In addition, this card will be voted in the discretion of the proxies on any other matters that may properly come before the meeting. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement are available at http://www.viewproxy.com/waitrappsm/2022

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone VIRTUAL CONTROL NUMBER INTERNET Vote Your Shares on the Internet: Go to http://www.FCRvote.com/WTRHSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Please mark your votes like this x  1. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion. o FOR o AGAINST o ABSTAIN NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. VIRTUAL CONTROL NUMBER Board of Directors recommends you vote FOR Proposal 1 Signature of Stockholder: Date Signature of Stockholder: Date NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. o Change of Address — Please print new address below As a stockholder of Waitr Holdings Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on October 5, 2022. As a Registered Holder, you may vote your shares at the Special Meeting by first registering at http://www.viewproxy.com/waitrappsm/2022 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on October 5, 2022. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Special Meeting are contained in the Proxy Statement.